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                                                                   Exhibit 10.28

                                    AGREEMENT

      This Agreement is made on this 20th day of August 1999, between H Power Enterprises of Canada, Inc., a Canadian corporation ("HPEC"), and H Power Corp., a Delaware corporation, with its principal offices at 60 Montgomery Street, Belleville, NJ 07109 ("H Power").

      Whereas, HPEC and H Power entered into a Technology Licensing Agreement and a Stock Exchange Agreement, both dated May 2, 1997, setting forth terms and conditions relating to HPEC's exclusive marketing rights; and

      Whereas, Section 3.2 of the Technology Licensing Agreement provides that HPEC has exclusive rights to market, promote, advertise, sell, service, distribute and merchandise (the "Exclusive Rights") certain stationary power fuel cell technology (the "Fuel Cell Technology") in Canada, and at such time as certain of HPEC's investors exercise their exchange rights under the Stock Exchange Agreement, to Canada, North America and Central America; and

      Whereas, H Power has entered into a licensing agreement (the "Licensing Agreement") with ECO Fuel Cells LLC, A Delaware limited liability company ("ECO LLC") effective as of the date hereof; and

      Whereas, the arrangement with ECO LLC is twofold, being comprised of a substantial equity investment in H Power and an exclusive distributorship to market H Power's fuel cell stationary power systems within all the counties in the United States presently served by ECO LLC's members; and

      Whereas, the terms of the Licensing Agreement conflict with HPEC's Exclusive Rights under the Technology Licensing Agreement; and

      Whereas, HPEC has agreed to waive its exclusive rights under the Technology Licensing Agreement and to cooperate with H Power to consummate the Licensing Agreement.

      Now, Therefore, in consideration of these premises and other good and valuable consideration, including the sum of $1.00 paid to HPEC by H Power, the receipt of which is hereby acknowledged, the Parties hereby agree as follows:

1. HPEC hereby relinquishes all of its Exclusive Rights to North America under the terms of the Technology Licensing Agreement, whether now in existence or in the future acquired upon the exercise of certain exchange rights under the Technology Licensing Agreement, but only to the extent that they infringe on the rights granted to ECO LLC by H Power under the Operating Agreement.

2. This Agreement embodies all the understandings and agreements of the Parties and supersedes all prior and contemporaneous, oral or written agreements or understandings relating to the matters referred to herein.

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3.    This Agreement may be amended or modified only by an instrument of equal formality signed by duly authorized officers or representatives of the respective Parties hereto.

4. The validity, performance, construction and effect of this Agreement will be governed by the law of the State of New Jersey. This Agreement shall be binding upon the Parties hereto and their respective executors, administrators, heirs, assigns and successors in interest.

5. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, all of which shall constitute one and the same Agreement.

      IN WITNESS WHEREOF, H Power has caused this Agreement to be signed by its corporate officer thereunto duly authorized, and HPEC by H. Frank Gibbard, its President, as authorized by HPEC's Board of Directors at a meeting on July 27, 1999.


H POWER CORP.                             H POWER ENTERPRISES OF CANADA, INC.


By: /s/ H. Frank Gibbard                  By: /s/ H. Frank Gibbard
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Its:                                      Its:
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